                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                     20TH CENTURY INDUSTRIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     20TH CENTURY INDUSTRIES
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement.)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5)  Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                                                          NOTICE OF 1997
                                                  ANNUAL MEETING OF SHAREHOLDERS
                                                       AND PROXY STATEMENT

                      [LOGO]

20TH CENTURY INDUSTRIES
WOODLAND HILLS, CALIFORNIA 91367

DEAR SHAREHOLDER,

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS OF 20TH CENTURY INDUSTRIES ON TUESDAY, MAY 20, 1997 AT 10:00 A.M., AT THE MARRIOTT HOTEL, 21850 OXNARD STREET, WOODLAND HILLS, CALIFORNIA.

    DETAILS OF THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING ARE GIVEN IN THE ATTACHED NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

    WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. I THEREFORE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, IF YOU SO DECIDE.

    TICKETS FOR THE MEETING ARE NOT REQUIRED, THOUGH WE ASK THAT ATTENDEES SIGN THE ATTENDANCE REGISTER PRIOR TO THE COMMENCEMENT OF THE MEETING.

    ON BEHALF OF THE BOARD OF DIRECTORS, I WOULD LIKE TO EXPRESS OUR APPRECIATION FOR YOUR CONTINUED INTEREST IN THE AFFAIRS OF THE COMPANY.

SINCERELY,

                       [SIG]

JOHN B. DE NAULT
CHAIRMAN OF THE BOARD

                          YOUR VOTE IS IMPORTANT
               Please Sign, Date and Return Your Proxy Card
                    Promptly in the Enclosed Envelope.

                                     [LOGO]

                            20TH CENTURY INDUSTRIES
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1997

    The Annual Meeting of Shareholders of 20TH CENTURY INDUSTRIES will be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367 on May 20, 1997 at 10:00 a.m. for the following purposes:

    1.  To elect nine directors.

    2. To ratify the appointment of Ernst & Young as independent accountants for 1997.

    3. To approve the amendments to the 20th Century Industries 1995 Stock Option Plan described in the attached Proxy Statement.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 7, 1997 as the record date for the determination of those shareholders entitled to notice of, and to vote at the meeting.

By Order of the Board of Directors,

           JOHN R. BOLLINGTON
               Secretary
                                          Woodland Hills, California
                                          DATED: April 18, 1997

                                   IMPORTANT
    Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. An addressed envelope is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

                                      LOGO

                            20TH CENTURY INDUSTRIES
                             6301 OWENSMOUTH AVENUE
                        WOODLAND HILLS, CALIFORNIA 91367

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997

                              GENERAL INFORMATION

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are solicited by the Board of Directors of 20th Century Industries (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 20, 1997 at 10:00 a.m., at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367. These proxy materials are proposed to be sent on or about April 18, 1997 to all shareholders of the Company's common stock of record as of April 7, 1997. The Company's principal executive office is located at 6301 Owensmouth Avenue, Woodland Hills, California 91367.

    All proxies, properly executed and returned, will be voted at the annual meeting as directed by the shareholder. Any shareholder may revoke a proxy by giving written notice to the Secretary of the Company, by submitting a duly-executed proxy bearing a later date, or by voting in person at the meeting. If no directions are indicated, the shares represented by the signed proxy will be voted FOR the election of the nominees, FOR the appointment of Ernst & Young as the independent accountants for 1997 and FOR the amendments to the 20th Century Industries 1995 Stock Option Plan. The cost of the solicitation of these proxies is to be borne by the Company.

    Only shareholders of record of the Company's common stock at the close of business on April 7, 1997 will be entitled to notice of and to vote at the meeting. As of that date, 51,609,361 shares of common stock without par value of 20th Century Industries were outstanding. A quorum represented by a majority of the outstanding shares of common stock, present in person or by proxy, is necessary to conduct the meeting. In the election of directors, nominees receiving the highest number of affirmative votes cast, up to the number of the directors to be elected, are elected. Each share is entitled to one vote on all matters except for the election of directors. In electing directors, each shareholder is entitled to that number of votes which is equal to the number of shares held multiplied by the number of directors to be elected. If notice of intention to cumulate votes is given by any shareholder, all shareholders may cumulate their votes and give one nominee all of those votes, or they may distribute the votes among as many nominees as the shareholder deems fit.

    If there are nominees other than those designated by the Board of Directors, the proxyholders have discretionary authority to cumulate votes, which they will do through instructions from the Board, with the objective of electing as many of the nominees of the Board of Directors as possible. The effect of the decision of the proxyholders to exercise their discretionary authority to cumulate votes will be to make it more difficult for nominees, other than those designated by the Board of Directors, to be elected.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

    The Board of Directors recommends the election of the nine nominees named in this Proxy Statement to hold office until the next annual meeting and until their successors are elected and qualified. All of the nominees are members of the present Board. Eight nominees were elected at the last annual meeting of shareholders and the ninth, William H. Braddock, was elected by the Board of Directors at a meeting held on February 25, 1997. The remaining positions on the Board of Directors are held by Robert M. Sandler and Howard I. Smith. Mr. Sandler and Mr. Smith were elected to the Board by the holders of the Series A Preferred Stock pursuant to authority granted in the Series A Preferred Stock Certificate of Determination and the Investment and Strategic Alliance Agreement between the Company and American International Group, Inc. ("AIG"), as approved by the common shareholders on December 15, 1994.

    It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. The proxy may not be voted for more than nine nominees.

                        NOMINEES FOR BOARD OF DIRECTORS

JOHN B. DE NAULT           Director since 1956.                           Age 78

                           Chairman of the Board of the Company. He previously served as Vice Chairman of the Board from 1971 to December 15, 1994. He is an investor, maintaining offices in Los
                           Angeles, California and is the father of Director John B. De Nault, III. He currently serves as a director of Roaring Camp & Big
                           Trees Narrow Gauge Railroad, and Liberty
                           Bank.

WILLIAM H. BRADDOCK        Director since 1997                            Age 61

                           Retired as Executive Vice President of
                           Marketing for Farmers Group, Inc. in June
                           1996. Since 1957 he held several positions with Farmers Group, Inc., including Executive
                           Vice President, Property and Casualty
                           Operations from 1989 to 1994.

STANLEY M. BURKE           Director since 1982.                           Age 61

                           Certified Public Accountant with offices in Santa Monica, California.

JOHN B. DE NAULT, III      Director since 1988.                           Age 49

                           Chairman of the Board of Omnithruster, Inc.
                           in Orange, California and private investor with offices in Los Angeles, California. He is the son of Director John B. De Nault. He currently serves as a director of Liberty
                           Bank.

R. SCOTT FOSTER, M.D.      Director since 1986.                           Age 56

                           Ophthalmologist in Stockton, California. He is the son of Louis W. Foster, Chairman
                           Emeritus and Director Emeritus of the
                           Company.

RACHFORD HARRIS            Director since 1956.                           Age 84

                           Retired since 1989. He previously served as a Financial Consultant with Shearson Lehman
                           Brothers, Inc.

WILLIAM L. MELLICK         Director since 1995                            Age 55

                           Chief Executive Officer, President and Chief
                           Operating Officer of the Company. Mr. Mellick joined the Company in 1979, and at various times has served as Vice President, Senior
                           Vice President and Group Vice President. He assumed the positions of Chief Operating
                           Officer and Executive Vice President in 1993,
                           President in 1994 and Chief Executive Officer on March 1, 1995.

GREGORY M. SHEPARD         Director since 1995                            Age 41

                           Chairman of the Board of Directors and
                           President of American Union Financial
                           Corporation and its subsidiaries, Direct Auto
                           Insurance Company, American Union Life
                           Insurance Company and Direct Auto Indemnity
                           Company, all of Bloomington, Illinois.

ARTHUR H. VOSS             Director since 1963.                           Age 77

                           Chairman of Voss International Corporation, an Exporter and Importer in Long Beach,
                           California.

    Each director will also serve as a director of 20th Century Insurance Company and of 21st Century Casualty Company.

                       DIRECTORS OTHER THAN THE NOMINEES

    Current directors of the Company, other than the nominees, are:

ROBERT M. SANDLER          Director since 1994                            Age 54

                           Vice Chairman of the Board of the Company.
                           Executive Vice President, Senior Casualty
                           Actuary and Senior Claims Officer of American
                           International Group, Inc. located in New
                           York, N.Y. Mr. Sandler is also Chairman of
                           American International Underwriters, AIG's overseas property-casualty operation.

HOWARD I. SMITH            Director since 1994                            Age 52

                           Executive Vice President, Chief Financial
                           Officer and Comptroller of American
                           International Group, Inc. located in New
                           York, N.Y. Mr. Smith currently serves as a director of Transatlantic Holdings, Inc.

    Directors Sandler and Smith were elected by the holders of the Series A Preferred Stock, pursuant to the terms of the Series A Preferred Stock Certificate of Determination and the Strategic Alliance and Investment Agreement. They also serve as directors of 20th Century Insurance Company and 21st Century Casualty Company.

                               EXECUTIVE OFFICERS

    The following is information concerning the executive officers of the Company.

                                HAS SERVED
                               AS AN OFFICER
OFFICERS OF THE COMPANY  AGE       SINCE                               BUSINESS BACKGROUND
-----------------------  ---  ---------------  -------------------------------------------------------------------
WILLIAM L. MELLICK       55           1979     Chief Executive Officer, President and Chief Operating Officer. Mr.
                                               Mellick joined the Company in 1979 as Vice President of Operations, was promoted to Senior Vice President in 1986 and to Group Vice
                                               President in 1989. He assumed the positions of Chief Operating
                                               Officer and Executive Vice President in 1993, President in 1994 and
                                               Chief Executive Officer on March 1, 1995.

RICHARD A. ANDRE         47           1988     Vice President, Human Resources. Before joining the Company in June
                                               1988, Mr. Andre was with Fidelity National Title Insurance Company.
                                               Prior to that time he was with Safeco Corporation where he held a variety of positions including Vice President of Personnel for
                                               Safeco Title Insurance Company.

JOHN R. BOLLINGTON       61           1991     Senior Vice President, General Counsel and Secretary. Mr.
                                               Bollington joined the Company in 1975, serving as managing counsel of the Company's Legal Department from 1975 to 1991.

MARGARET CHANG           59           1982     Treasurer and Assistant Secretary. Ms. Chang has been employed by the Company since February 1966, serving in various capacities with accounting responsibilities prior to being elected Treasurer and
                                               Assistant Secretary in November 1982.

TERESA K. COLPO          48           1993     Vice President, Marketing. Ms. Colpo joined the Company in 1984 as
                                               Marketing Service Manager and has served as Assistant Vice
                                               President of Marketing. Previously, Ms. Colpo held several positions at California Casualty Insurance Group, including policy service supervisor and district sales manager.

WILLIAM G. CRAIN         58           1981     Vice President, Administrative Services. Mr. Crain joined the
                                               Company in October 1981. From July 1976 to October 1981 he served as the Regional Material Damage Manager for United Services
                                               Automobile Association.

RICHARD A. DINON         52           1986     Senior Vice President, Corporate Relations. Mr. Dinon joined the
                                               Company in July 1983 as a manager of training. He later was named
                                               Assistant Vice President in Corporate Relations and was elected to the position of Vice President, Corporation Relations in June 1986.
                                               He has served as Senior Vice President since 1990.

                                HAS SERVED
                               AS AN OFFICER
OFFICERS OF THE COMPANY  AGE       SINCE                               BUSINESS BACKGROUND
-----------------------  ---  ---------------  -------------------------------------------------------------------
PAUL F. FARBER           45           1989     Group Vice President. Mr. Farber joined the Company in January
                                               1984. Prior to his promotion to his current position in June 1996, he held positions in Claims, Marketing and Operations, serving as
                                               Senior Vice President, Claims in 1995 and 1996 and as Vice
                                               President of Operations from 1989 to 1995.

MICHAEL T. FARRELL       48           1997     Vice President and Chief Information Officer. Mr. Farrell joined the Company in February 1997. He was Vice President of Information
                                               Services for National Computer Systems, Inc. from 1993 to 1997.
                                               Previously, Mr. Farrell was employed for 19 years with General
                                               Mills, Inc. in various information services capacities.

RICHARD L. HILL          44           1993     Vice President, Corporate Relations. Mr. Hill joined the Company in
                                               1979, serving in numerous technical, administrative and management positions. He was previously an Assistant Vice President in Claims and in Corporate Relations.

JOHN M. LORENTZ          44           1996     Controller. Mr. Lorentz joined the Company in July 1996. He was employed by Transamerica Financial Services as Vice President and
                                               Controller in 1995 and 1996 and as Assistant Controller from 1990 to 1995. Previously, he served with Ernst & Young in various accounting and auditing capacities for 15 years.

JOSEPH J. PRATT          48           1995     Vice President and Chief Actuary. Mr. Pratt joined the Company in
                                               October 1995. He was an actuary with Farmers Insurance Group from
                                               June 1994 to October 1995. He also served as Vice President and
                                               Actuary for Transamerica Insurance Group from October 1988 to May
                                               1994. Previously he served in various actuarial capacities with the
                                               Automobile Club of Southern California from 1974 to 1988, including
                                               Chief Actuary for three years.

RICKARD F. SCHUTT        49           1992     Vice President, Operations. Mr. Schutt joined the Company in 1982 as Underwriting Manager and was promoted to Assistant Vice
                                               President in 1986. He served as Vice President of Underwriting from
                                               January 1992 until January 1995, when he assumed responsibility for
                                               Operations.

DEAN E. STARK            43           1993     Vice President, Claims. Mr. Stark joined the Company in 1979, serving in numerous claim positions including Assistant Vice
                                               President. He has 20 years of experience in the insurance industry.

                                HAS SERVED
                               AS AN OFFICER
OFFICERS OF THE COMPANY  AGE       SINCE                               BUSINESS BACKGROUND
-----------------------  ---  ---------------  -------------------------------------------------------------------
ROBERT B. TSCHUDY        48           1995     Senior Vice President and Chief Financial Officer. Mr. Tschudy
                                               joined the Company in July 1995. Previously, he was with Ernst &
                                               Young for over 20 years, including nine years as a partner in its
                                               Los Angeles office.

    Each executive officer serves at the pleasure of the Board of Directors. There is no person chosen to be an executive officer who is not listed above.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met six times during 1996. Each Board member participated in at least 75% of the meetings of the Board and Committees of the Board on which he served.

    The Board of Directors had six standing committees, identified below, in 1996. The Company does not have a standing nominating committee. The functions of a nominating committee are performed by the Board as a whole.

    AUDIT COMMITTEE. The Audit Committee, which met twice during 1996, recommends to the Board of Directors the appointment of the firm selected to be independent accountants for the Company, reviews the Company's procedures and accounting objectives, reviews and approves the findings and reports of the independent accountants, and makes recommendations and reports to the Board of Directors as it deems appropriate. Members of the Committee are Stanley M. Burke, John B. De Nault, III and Howard I. Smith.

    KEY EMPLOYEE INCENTIVE COMMITTEE. The Key Employee Incentive Committee, which met twice during 1996, is empowered to make recommendations to the Board of Directors pertaining to various benefit plans in which the officers and directors of the Company are eligible to participate. Members of the Committee are Stanley M. Burke, John B. De Nault, John B. De Nault, III, R. Scott Foster, M.D., Rachford Harris, Robert M. Sandler, Gregory M. Shepard, Howard I. Smith and Arthur H. Voss.

    INVESTMENT COMMITTEE. The Investment Committee, which met four times during 1996, is empowered to make recommendations to the Board on investment matters. Members of the Committee are John B. De Nault III, Rachford Harris and Howard I. Smith.

    COMPENSATION COMMITTEE. The Compensation Committee met twice last year. The Compensation Committee reviews and approves compensation policies and makes recommendations regarding executive compensation to the Board of Directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. Members of the Committee are John B. De Nault, Rachford Harris and Gregory M. Shepard.

    EXECUTIVE COMMITTEE. The Executive Committee, which met twice during 1996, is empowered to act in lieu of the Board of Directors and may exercise all the powers of the Board of Directors except those powers reserved to the Board by law. The members are Stanley M. Burke, John B. De Nault, Rachford Harris, William L. Mellick, and Robert M. Sandler.

    STOCK OPTION COMMITTEE. The Stock Option Committee is empowered to administer the 1995 Stock Option Plan. The members are John B. De Nault, III, R. Scott Foster, M.D., Rachford Harris, Gregory M. Shepard and Arthur H. Voss. The Committee met twice in 1996.

                           COMPENSATION OF DIRECTORS

    For 1996, each outside director of the Company received an annual remuneration of $15,000. All directors received $1,250 for each attended meeting of the Board of Directors. In addition, each committee member received $1,250 for each attended meeting of a committee, if otherwise entitled. No director is entitled to more than $1,250 for any calendar day, regardless of the number of meetings attended on that day. Under the Company's 1995 Stock Option Plan, nonemployee directors currently receive an option to purchase 2,000 shares of the Company's common stock on the day of each Annual Meeting of Shareholders. See Proposal 3, below, for proposed changes in future option amounts. The options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

                       BENEFICIAL OWNERSHIP OF SECURITIES
                             PRINCIPAL SHAREOWNERS

    The following table lists the beneficial ownership of each person or group who owned, to the Company's knowledge, more than five percent of any class of its outstanding voting securities.

                                                                                       SERIES A
                                                        COMMON STOCK                PREFERRED STOCK
                                                 ---------------------------  ---------------------------
                                                  AMOUNT AND                   AMOUNT AND
                                                   NATURE OF                   NATURE OF
                                                  BENEFICIAL     PERCENT OF    BENEFICIAL    PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP     CLASS (4)     OWNERSHIP        CLASS
-----------------------------------------------  -------------  ------------  ------------  -------------
AMERICAN INTERNATIONAL GROUP, INC.                  20,754,369       28.90%       224,950          100%
and its subsidiaries (1)
70 Pine Street
New York, New York 10270

DIRECT AUTO INSURANCE COMPANY                        4,850,000        6.76%       -0-               --
and its subsidiary,
American Union Life Insurance Company
303 East Washington Street
Bloomington, IL 61701

LOUIS W. FOSTER                                      4,725,696        6.58%       -0-               --
6301 Owensmouth Avenue
Woodland Hills, CA 91367

JOHN B. DE NAULT (2)(3)                              4,366,000        6.08  %     -0-               --
3314 Motor Avenue
Los Angeles, CA 90034

------------------------

(1) Series A Preferred Stock held by American International Group Inc. is convertible into 19,854,369 shares of common stock. The number of shares of common stock shown as beneficially owned by American International Group, Inc. includes shares of common stock issuable upon conversion of preferred stock and 900,000 shares of common stock currently owned.

(2) John B. De Nault and John B. De Nault, III share voting and investment power on 408,000 shares for which they are both considered beneficial owners.

(3) Includes 4,000 shares issuable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.

(4) The "Percent of Class" column for common stock is calculated based upon a total of 71,821,230 shares, reflecting an increase in the number of common shares by the conversion value of the American International Group, Inc. outstanding Series A Preferred Stock and shares issuable upon exercise of stock options exercisable within 60 days of this proxy statement.

                              MANAGEMENT OWNERSHIP

    The following table sets forth information regarding the beneficial ownership of the Company's common stock by directors, the Company's Chief Executive Officer, the four other highest paid executive officers, and the directors and officers as a group.

TITLE OF                                          AMOUNT AND NATURE OF        PERCENT OF
 CLASS                  NAMES                   BENEFICIAL OWNERSHIP (1)      CLASS (11)
--------   --------------------------------   ----------------------------    -----------
Common     John B. De Nault                              4,366,000(2)(3)          6.08%
Common     Stanley M. Burke                                 20,000(3)            *
Common     William H. Braddock                               1,100               *
Common     John B. De Nault, III                         1,577,700(2)(3)          2.20%
Common     R. Scott Foster, M.D.                           322,996(3)            *
Common     Rachford Harris                                 886,713(3)(4)          1.23%
Common     Robert M. Sandler                                 4,000(3)            *
Common     Gregory M. Shepard                            4,854,000(3)(5)          6.76%
Common     Howard I. Smith                                   4,000(3)            *
Common     Arthur H. Voss                                  404,000(3)            *
Common     William L. Mellick                               85,731(6)            *
Common     Robert B. Tschudy                                25,947(7)            *
Common     John R. Bollington                               77,879(8)            *
Common     Paul F. Farber                                   33,232(9)            *
Common     Richard A. Dinon                                 40,052(10)           *

Common     All Directors and Officers as a              17,687,013               24.63%
           Group (25 persons)

------------------------

 *  Less than 1%

 (1) Under the rules of the Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, as well as any securities owned by such person's spouse, children or relatives living in the same household. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares held by them.

 (2) John B. De Nault and John B. De Nault, III share voting and investment power on 408,000 shares for which they are both considered beneficial owners.

 (3) Includes 4,000 shares issuable upon exercise of stock options exercisable within 60 days of the date of this Proxy Statement.

 (4) Excludes 14,400 shares held by the wife of Rachford Harris and 3,600 held by his daughter and grandson as to which he has no voting or investment power and for which he disclaims beneficial ownership.

 (5) Mr. Shepard is Chairman of the Board and President of Direct Auto Insurance Company and its subsidiary, American Union Life Insurance Company, which together own 4,850,000 shares.

 (6) Includes 30,305 shares currently held under the Company's Restricted Shares Plan, which can be voted by the participant but cannot be disposed of until vested, and 13,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

 (7) Includes 9,172 shares currently held under the Company's Restricted Shares Plan, which can be voted by the participant but cannot be disposed of until vested, 1,482 shares purchased through the Company's 401(k) Plan, and 13,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

 (8) Includes 14,060 shares currently held under the Company's Restricted Shares Plan, which can be voted by the participant but cannot be disposed of until vested, 892 shares purchased through the Company's 401(k) Plan, and 13,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

 (9) Includes 8,052 shares currently held under the Company's Restricted Shares Plan, which can be voted by the participant but cannot be disposed of until vested, and 13,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

(10) Includes 11,000 shares currently held under the Company's Restricted Shares Plan, which can be voted by the participant but cannot be disposed of until vested, and 13,000 shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

(11) The "Percent of Class" column is calculated based upon a total of 71,821,230 shares, reflecting an increase in the number of common shares by the conversion value of the American International Group, Inc. outstanding Series A Preferred Stock and shares issuable upon exercise of stock options exercisable within 60 days of this Proxy Statement.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers (the "Named Executives"), based on salary and bonus earned during 1996.

                                                                                              LONG TERM
                                                                                          COMPENSATION (4)
                                                                              -----------------------------------------
                                                                                       AWARDS
                                             ANNUAL COMPENSATION              ------------------------
                                 -------------------------------------------  RESTRICTED   SECURITIES
                                                              OTHER ANNUAL       STOCK     UNDERLYING      ALL OTHER
      NAME AND                      SALARY        BONUS       COMPENSATION      AWARDS       OPTIONS     COMPENSATION
 PRINCIPAL POSITION     YEAR         ($)           ($)           ($)(3)         ($)(5)       (#)(6)         ($)(7)
--------------------  ---------  ------------  ------------  ---------------  -----------  -----------  ---------------
William L. Mellick         1996     408,750(1)    125,000          14,267         --           20,000         29,250
CEO, President, COO        1995     299,167(1)    100,000          12,013         --           20,000         10,782
and Director               1994     200,000        32,500(2)       13,200         --           --             10,098

Robert B. Tschudy          1996     233,625        57,500          15,500        225,000       20,000          6,477
Sr. VP and CFO             1995     103,125        18,000           3,229         --           20,000            512
                           1994       --            --             --             --           --             --

John R. Bollington         1996     219,500        38,000          13,200         --           15,000         18,396
General Counsel Sr.        1995     207,500        28,500          13,200         --           12,500         14,640
VP & Secretary             1994     172,000        25,000(2)       13,200         --           --             11,124

Paul F. Farber             1996     179,583        65,000          15,500         --           15,000         10,031
Group VP                   1995     156,400        27,000          13,967        142,600       12,500          7,611
                           1994     118,000        17,500(2)       13,200         --           --              7,505

Richard A. Dinon           1996     171,000        30,000          14,900         --           12,500         11,358
Sr. VP Corporate           1995     162,421        22,000          13,700         --           12,500          9,273
Relations                  1994     135,000        17,500(2)       13,700         --           --              8,981

--------------------------
(1)  Includes fees for attending meetings of the Board of Directors.

(2) Non-cash award through the Restricted Shares Plan granted and vested in January 1995.

(3)  Company-owned automobile allowance.

(4) During 1996 there were no awards of Stock Appreciation Rights ("SARs"), nor were there any Long-Term Incentive Plan ("LTIP") payouts.

(5) Restricted Stock awards are for a five-year period, vesting at 20% per year. During the restriction period, participants are entitled to receive dividends on and may vote the shares. The following table sets forth the restricted stock award information and the vesting schedule for the Named
     Executives:

                                                                                                        PRESENT VALUE
                                                                                                            AS OF
                                                               SHARES VESTING IN              BALANCE   12/31/96 FMV
                          DATE     SHARE    AWARD    --------------------------------------    AS OF     $16 7/8 PER
                         AWARDED  AWARDED   VALUE     1997    1998    1999    2000    2001   12/31/96       SHARE
                         -------  -------  --------  ------  ------  ------  ------  ------  ---------  -------------
William L. Mellick       1/2/92    7,760   $160,000   1,552    --      --      --      --       1,552   $     26,190
Robert B. Tschudy        1/2/96   11,465   $225,000   2,293   2,293   2,293   2,293   2,293    11,465   $    193,472
John R. Bollington       1/2/92    7,465   $154,000   1,493    --      --      --      --       1,493   $     25,194
Paul F. Farber           1/22/95  13,420   $142,600   2,684   2,684   2,684   2,684    --      10,736   $    181,170
Richard A. Dinon         1/2/92    6,060   $125,000   1,212    --      --      --      --       1,212   $     20,453

(6) Represents the number of shares of the Company's common stock for which options were granted under the Company's 1995 Stock Option Plan.

(7)  Includes the following other compensation for each Named Executive:

    (a)  Imputed income of group term life in excess of $50,000.

    (b) Deferred employer's contribution to the Company's qualified 401(k) plan and supplemental 401(k) plan.

                                                                                   1996
                                                              (A)        (B)       TOTAL
                                                           ---------  ---------  ---------
William L. Mellick.......................................      6,750     22,500     29,250
Robert B. Tschudy........................................      2,090      4,387      6,477
John R. Bollington.......................................      8,059     10,337     18,396
Paul F. Farber...........................................      1,706      8,325     10,031
Richard A. Dinon.........................................      2,673      8,685     11,358
                                                           ---------  ---------  ---------
                                                              21,278     54,234     75,512
                                                           ---------  ---------  ---------
                                                           ---------  ---------  ---------

                             OPTION GRANTS IN 1996

    The following table sets forth as to each of the Named Executives information with respect to options granted during 1996 and the present value of the options on the date of grant.

                                      PERCENT OF
                                     TOTAL OPTIONS
                        NUMBER OF     GRANTED TO     EXERCISE OR                 GRANT DATE
                         OPTIONS       EMPLOYEES     BASE PRICE   EXPIRATION   PRESENT VALUE
        NAME           GRANTED (1)      IN 1996        ($/SH)        DATE          $ (2)
---------------------  -----------  ---------------  -----------  -----------  --------------
William L. Mellick         20,000           5.7%         19.875       1-9-06    $    217,000
Robert B. Tschudy          20,000           5.7%         19.875       1-9-06    $    217,000
John R. Bollington         15,000           4.2%         19.875       1-9-06    $    162,750
Paul F. Farber             15,000           4.2%         19.875       1-9-06    $    162,750
Richard A. Dinon           12,500           3.5%         19.875       1-9-06    $    135,625

------------------------

(1) Options were granted to the Named Executives on January 10, 1996 at an exercise price of $19.875 per share. The exercise price is equal to the closing price of the Company's common stock on the business day immediately preceding the date of grant, as reported in the Wall Street Journal, Western Edition. These options vest at the rate of no more than 5,000 per year and began to become exercisable on January 10, 1997.

(2) Present value was calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's common stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables, including expected stock price volatility of .39, an annual interest rate of 6.5%, a dividend yield of 1.0% and an expected term of ten years.

                        DECEMBER 31, 1996 OPTION VALUES

    The following table provides information as to the value of options held by each of the Named Executives at December 31, 1996. No options were exercised by the Named Executives during 1996.

                                    NUMBER OF
                              SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                               UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                              DECEMBER 31, 1996 (#)      AT DECEMBER 31, 1996 ($)(1)
                          -----------------------------  ----------------------------
          NAME             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -------------  --------------  ------------  --------------
William L. Mellick              8,000          32,000     $   35,000    $     52,500
Robert B. Tschudy               8,000          32,000     $   35,000    $     52,500
John R. Bollington              8,000          19,500     $   35,000    $     19,687
Paul F. Farber                  8,000          19,500     $   35,000    $     19,687
Richard A. Dinon                8,000          17,000     $   35,000    $     19,687

------------------------

(1) In accordance with proxy statement reporting requirements, values of both exercisable and unexercisable options are based on the difference between the exercise price of each option and $16.875, the closing price of the Company's common stock on December 31, 1996, as reported in the Wall Street Journal, Western Edition.

                        COMPENSATION COMMITTEE REPORT ON
                       EXECUTIVE MANAGEMENT COMPENSATION

    The Compensation Committee, consisting of nonemployee directors John B. De Nault, Rachford Harris and Gregory M. Shepard, has furnished the following report on executive compensation:

                          GENERAL COMPENSATION POLICY

    The Board of Directors' fundamental policy has been to offer the Company's executive officers competitive compensation opportunities based in large part upon their contributions to the success of the Company, and upon their personal performance. The Company believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution is rewarded by higher levels of compensation. Each individual officer's compensation package, other than that of the Chief Executive Officer, is comprised of three elements:
(i) base salary, designed principally to be competitive with relevant salary levels in the industry, (ii) annual variable performance awards paid in cash, based upon subjective evaluation of individual performance not tied to specific company performance goals and (iii) long-term stock awards and stock option grants which strengthen the mutuality of interest between executive officers and the Company's shareholders.

    Some of the more important factors which the Board considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below.

    BASE SALARY. Base salary for each officer is set subjectively, after reviewing personal performance, internal comparability considerations and salary levels in effect for comparable positions in the market place. The Company uses salary survey information to assign a salary grade range to each position, including executive officers. Salary range midpoints are targeted at the 50th percentile of like business enterprises in the same geographic area, if possible.

    Salary recommendations for the year were based in part upon salary survey information published by the National Association of Independent Insurers and Sibson & Company. The Committee believes that information provided by these groups presents a broadly based cross-section of insurance company compensation practices. Individual salary adjustments for executive officers were based upon analysis of base salary levels, effectiveness of performance, changes in job responsibilities and a subjective assessment of their personal contributions to the effectiveness of the organization as a whole. All of the factors enumerated were applied in a subjective, non-quantitative manner to establish an executive officer's base salary. The peer group examined when establishing these compensation levels is different from the industry group utilized in the Stockholder Return Performance Graph diagramed below.

    ANNUAL CASH INCENTIVE COMPENSATION. Bonuses were paid to Chief Executive Officer William L. Mellick and other executive officers for the 1996 fiscal year based upon subjective evaluation of Company performance relative to key issues impacting profitability, development of corporate surplus and enhancement of marketplace competitiveness. At the end of the year, a bonus pool was established for executive officers other than the Chief Executive Officer. Thereafter, the Company determined individual executive officer bonuses based upon that officer's performance and contributions measured subjectively. Another factor of importance was assessment of the relative contributions of each executive officer. Full-year bonuses varied by individual executive and generally ranged between 12% and 35% of base salary.

    LONG-TERM EQUITY INCENTIVE COMPENSATION. Restricted Shares Awards are granted to executive officers through the Key Employee Incentive Committee, consistent with a policy designed to align the interests of executive officers with those of the shareholders. The grants provide the executives with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. The number of shares subject to each grant is based on the officer's salary level on the grant date, as reflected in Restricted Shares Plan guidelines. Prior awards are not considered when a new grant is awarded. A grant of stock vests 20 percent per year, provided the officer continues his or her employment with the Company.

    In 1995 the Compensation Committee concluded that a stock option plan would improve the linkage between shareholder value and executive compensation. Upon this Committee's recommendation, the Board of Directors adopted the 1995 Stock Option Plan, which was approved by shareholders at the 1995 Annual Meeting. Executives and key managers are eligible to receive stock options from time to time, giving them the right to purchase shares of the Company's common stock at a specified price in the future. The Plan is administered by the Stock Option Committee, which has authority to select optionees and to determine the number of shares granted to them.

    CEO COMPENSATION. William L. Mellick's base salary was established by the Board of Directors upon recommendation of the Compensation Committee, and took into account the fact that he held not only the office of Chief Executive Officer, but also served as President and Chief Operating Officer. In 1996, his annualized base salary was increased from $300,000 to $400,000. In January of 1996, Mr. Mellick was awarded 20,000 stock options under the 1995 Stock Option Plan. Mr. Mellick was awarded a cash bonus of $125,000 for services rendered in 1996 based upon subjective evaluation by the Compensation Committee of Mr. Mellick's 1996 performance.

    The Compensation Committee's recommendations as outlined in this report have been submitted to, reviewed and approved by the Board of Directors.

    The Company has reviewed Section 162(m) of the Internal Revenue Code which does not permit the deductibility of applicable employee remuneration to a company's chief executive officer and each of the other four highest compensated executive officers to the extent such compensation exceeds $1,000,000 for any individual, and does not otherwise qualify for an exception under the statute. As the Summary Compensation Table above indicates, no executive officer's compensation exceeded $1,000,000 in 1996. The Compensation Committee continues to evaluate the advisability of qualifying the deductibility of such executive compensation in the future. No performance goals have been recommended to the Board of Directors for Section 162(m) qualification purposes.

                                              Submitted by the Compensation
                                                        Committee
                                                John B. De Nault, Chairman
                                                     Rachford Harris
                                                    Gregory M. Shepard

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    As indicated above, the Company's Compensation Committee consists of John B. De Nault, Rachford Harris and Gregory M. Shepard. No Committee member is or was an employee of 20th Century Industries.

    William L. Mellick, Director and Chief Executive Officer, also participated in deliberations concerning executive officers' compensation during 1996, other than his own. Mr. Mellick has been an officer of the Company since 1979, Chief Executive Officer since March 1, 1995 and a director since May 25, 1995.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index for the period of five years commencing December 31, 1991 and ending December 31, 1996. The graph and table assume that $100 was invested on December 31, 1991 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Property & Casualty Insurance Index, and that all dividends were reinvested. This data was furnished by Research Holdings, Ltd.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG 20TH CENTURY INDUSTRIES, THE S&P 500 INDEX
                 AND THE S&P PROPERTY-CASUALTY INSURANCE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            20TH CENTURY (TW)    S&P 500     S&P P&C
1991                      $100        $100        $100
1992                      $140        $108        $117
1993                      $137        $118        $115
1994                       $53        $120        $121
1995                      $100        $165        $163
1996                       $85        $203        $199

                                RETIREMENT PLANS

PENSION PLAN

    The Company's Pension Plan is a noncontributory defined benefit plan for all regular employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of service. The plan, subject to certain maximum and minimum provisions, bases pension benefits on an employee's career average compensation and length of service. The annual pension benefit payable upon normal retirement is equal to the sum of the accruals for each year a participant was in the plan.

    At retirement, the participant has various life and contingent annuity payment elections. For purposes of this plan, compensation includes base annual salary plus overtime and bonuses. These pension benefits serve as an offset in calculating benefits for participants under the Supplemental Executive Retirement Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Employees nominated by the Chief Executive Officer and approved by the Board of Directors are eligible to participate in the Supplemental Executive Retirement Plan. The plan is a nonqualified defined benefit plan under which normal retirement is age 65 with at least 5 years of service, and early retirement can be elected by any participant who has reached age 55 with at least 10 years of service. The annual retirement benefit payable is equal to 60% of the participant's final average compensation during the three years preceding retirement, reduced by the participant's benefit under the Pension Plan and 50% of the participant's social security benefit. At retirement, the participant may elect a 15 year certain or 100% joint and survivor payment method.

PENSION SUPPLEMENTAL PLAN AND 401(K) SUPPLEMENTAL PLAN

    Effective January 1, 1996, the Company adopted the Pension Supplemental Plan and the 401(k) Supplemental Plan. Each is a non-qualified deferred compensation plan designed for certain executives and key employees of the Company whose benefits under the Company's qualified Pension and 401(k) Plans have been limited by certain provisions of the Internal Revenue Code (the "Code").

    The Pension Supplemental Plan provides a benefit equal to the difference between the pension that would be payable under the Pension Plan, absent the Code's limitations upon compensation considered in calculating pension benefits, and the actual benefits payable subject to those limitations. If a participant in this plan is also entitled to receive benefits under the Supplemental Executive Retirement Plan, the Pension Supplemental Plan benefits will be reduced accordingly.

    The 401(k) Supplemental Plan permits certain executives and key employees to defer an amount of current compensation which, in addition to amounts actually contributed to the 401(k) Plan, allows the participant to defer the full amount of contributions that could have been deferred under the 401(k) Plan without regard to limitations which the Code places on contributions and eligible compensation. To the extent that such limitations preclude a participant's account from receiving matching contributions under the 401(k) Plan, the participant will receive a like amount of matching contributions under the 401(k) Supplemental Plan.

    The table below sets forth the benefit payable from the Pension Plan, Supplemental Executive Retirement Plan, the Pension Supplemental Plan, and one half of the Social Security benefit (assuming the recipient is entitled to the age 65 Social Security benefit).

                     NUMBER OF YEARS OF SERVICE
FINAL AVERAGE   -------------------------------------
 COMPENSATION        5           10       15 OR MORE
--------------  -----------  -----------  -----------
 $    150,000   $    45,000  $    67,500   $  90,000
      200,000        60,000       90,000     120,000
      250,000        75,000      112,500     150,000
      300,000        90,000      135,000     180,000
      350,000       105,000      157,500     210,000
      400,000       120,000      180,000     240,000
      450,000       135,000      202,500     270,000
      500,000       150,000      225,000     300,000
      550,000       165,000      247,500     330,000
      600,000       180,000      270,000     360,000
      650,000       195,000      295,500     390,000

    Any deduction for Social Security or other offset has already been taken into account.

    As set forth above, compensation used in calculating the Pension, Supplemental Executive Retirement Plan and Pension Supplemental retirement benefit includes annual base salary plus overtime and bonuses. This compensation will approximate and fall within 10% of the total of 1994 through 1996 salary and bonus amounts shown in the Summary Compensation Table for the listed individuals.

    The credited years for the Named Executives in the Summary Compensation Table are William L. Mellick -- 17 years; Robert B. Tschudy -- 1 year; John R. Bollington -- 21 years; Paul F. Farber -- 12 years and Richard A. Dinon -- 13 years.

                             RESTRICTED SHARES PLAN

    The shareholders at their meeting held on May 25, 1982 approved the 20th Century Industries Restricted Shares Plan. Pursuant to the Plan, the Board of Directors established a committee of its members entitled the Key Employee Incentive Committee (the "Committee") to designate the participants in the Plan, the amount of benefits thereunder, and to otherwise administer the Plan. Members of the Committee are not eligible for benefits under the Plan. Designation of an employee for benefits under the Restricted Shares Plan does not necessarily entitle the employee to benefits under any other Company benefit plan.

    In general, the shares granted are restricted for a period of five years, vesting at the rate of 20% per year. If the employment of the participant is terminated within the five year period, all shares not then vested are forfeited. Any shares forfeited may be regranted to an existing participant or any other employee eligible to be designated as a participant. During the restricted period, a participant has the right to receive dividends and the right to vote the shares.

    The Plan does not create any right of any employee or class of employees to receive a grant, nor does it create in any employee or class of employees any right with respect to continuation of employment by the Company.

                               STOCK OPTION PLAN

    In 1995, the Company's shareholders approved the Company's 1995 Stock Option Plan in order to enable the Company to attract, retain and motivate key employees and nonemployee directors and to further align their interests with those of the Company's shareholders by providing for or increasing their proprietary interest in the Company. The Stock Option Plan is administered by a committee comprised of disinterested members of the Board of Directors. The committee has the authority to select persons to be granted options and to determine exercise prices, vesting schedules and other provisions not inconsistent with the provisions of the Stock Option Plan.

    Each option gives a grantee the right to purchase shares of the Company's common stock at a specified price in the future. Shares vest at fixed numbers of shares per year over varying future periods. The Stock Option Plan provides that on the day of an annual meeting of shareholders of the Company each nonemployee director will be granted an option to purchase 2,000 shares of the Company's common stock (or 4,000 shares if the proposed amendments described in Proposal 3, below, are approved). Nonemployee director options have an exercise price equal to the fair market value of the underlying shares subject to the option on the date of grant and become exercisable one year after the date of grant.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the 1996 fiscal year, all Section 16(a) filing requirements were complied with.

                            INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

    The Board of Directors has approved a resolution retaining Ernst & Young, Certified Public Accountants, as its independent accountants for 1997. Ernst & Young has audited the Company's financial statements since 1991. The appointment was recommended by the Audit Committee. It is intended that unless otherwise directed by the shareholders, proxies will be voted for the ratification of this appointment.

    Representatives of Ernst & Young are expected to be present at the annual meeting to make a statement, if they desire, and to be available to respond to appropriate questions.

               APPROVAL OF AMENDMENTS TO THE COMPANY'S STOCK PLAN
                                  (PROPOSAL 3)

    On May 25, 1995 the Company's shareholders approved the 20th Century Industries 1995 Stock Option Plan (hereinafter "Plan" or "Stock Option Plan"). At that time 1,000,000 shares of the Company's Common Stock were reserved for issuance under the Plan; as of the date of this Proxy Statement a total of 747,250 shares either have been issued upon exercise or are subject to outstanding options under the Plan. In order to reserve sufficient shares for future options, the Board of Directors proposes that the number of shares reserved under the Stock Option Plan be increased from 1,000,000 to 4,000,000. At the same time the Board proposes that the annual limitation on the number of shares which may be granted to a single employee be increased from 20,000 to 100,000 and that the number of shares automatically granted to each nonemployee director each year be increased from 2,000 to 4,000.

    The Board believes that granting fairly priced options to key employees and nonemployee directors is an effective means to promote the future growth of the Company. The purpose of the Plan and the proposed amendments is to enable the Company and its subsidiaries to attract, retain and motivate employees designated as key employees by providing for or increasing the proprietary interests of such employees in the Company and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the Company's shareholders by providing for or increasing the proprietary interest of such directors in the Company.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    APPROVAL OF THE AMENDMENTS TO THE PLAN.

    The Plan's summary below does not purport to be complete, and is qualified in its entirety by reference to the entire text of the Plan, as proposed to be amended, which is available to shareholders upon request.

GENERAL

    Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an "Employee") is eligible to be considered for the grant of options under the Plan. The Plan also provides for the automatic grant of options to directors of the Company who are not employees ("Nonemployee Directors").

    Stock options granted under the Plan are for the purchase of common stock of the Company. The options are intended to qualify either as incentive stock options ("ISO's") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or will constitute nonqualified stock options ("NQSO's"). The aggregate number of shares of common stock authorized pursuant to the Plan currently may not exceed 1,000,000 shares (or 4,000,000 if the proposed amendments are approved), subject to antidilution adjustment. During the life of the Plan, options for no more than 800,000 shares may be granted as Incentive Stock Options (or no more than 3,600,000 shares if the proposed amendments are adopted). No Employee may currently be granted options to purchase more than 20,000 shares per year (or 100,000 shares per year if the proposed amendments are approved).

ADMINISTRATION

    The Plan provides that it will be administered by a Committee comprised of at least two members of the Board of Directors, each of whom is a "disinterested person", as described in the Plan (the "Committee"). The Committee has complete authority (i) to construe, interpret, and administer the provisions of the Plan and the provisions of the option agreements granted thereunder, (ii) to determine which persons are to be granted options, the number of options, the number of shares of common stock with respect to each option, the exercise price or prices of each option, the vesting and exercise period of each option, whether an option may be exercised as to less than all of the common stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Plan; (iii) to prescribe, amend, and rescind rules and regulations pertaining to the Plan; and
(iv) to make all other determinations necessary or advisable for its implementation and administration.

PLAN DURATION

    The Plan's effective date was April 6, 1995. Neither Employee options nor Nonemployee Director options can be granted on or after April 6, 2005. No common stock shall be issued under the Plan on or after April 6, 2015.

TERMS AND CONDITIONS OF THE EMPLOYEE AWARDS AND NONEMPLOYEE DIRECTOR OPTIONS

    Pursuant to the Plan's terms and conditions, the Committee in its discretion, may grant stock options to any Employee. An Employee becomes eligible upon his or her designation, in the sole and absolute discretion of the Committee, as an individual possessing the capacity to contribute in a substantial measure to the successful performance of the Company. When an option is granted, the exercise price per share may be no less than the fair market value of the underlying shares at the time of grant. The Plan specifies that options must have an exercise price no less than the fair market value of the underlying common stock on the date of grant of the option, and therefore the maximum compensation payable to employees pursuant to the Plan, during the term of the Plan and options granted thereunder, is equal to the number of shares of common stock with respect to which options may be issued thereunder, multiplied by the appreciation in value of each such share from the date of grant of the option to the date such compensation is measured.

    The Plan provides that each Nonemployee Director will, on the day of the annual meeting of shareholders of the Company at which directors of the Company are elected, automatically be granted a Nonemployee Director option to purchase 2,000 shares of common stock (or 4,000 shares if the proposed amendments are approved). Each Nonemployee Director is granted a Nonemployee Director option to purchase 2,000 shares of common stock upon appointment to the Board of Directors (or 4,000 shares if the proposed amendments are approved). In no event, however, may a Nonemployee Director be granted options for more than 2,000 shares in any one calendar year (or 4,000 shares if the proposed amendments are approved). Nonemployee Director options have an exercise price equal to the fair market value of the underlying shares subject to such option on the date of its grant. Each Nonemployee Director option granted pursuant to the Plan becomes exercisable to purchase 100% of the underlying common stock one year after the date of grant of such Nonemployee Director option. If the proposed amendments are approved, they will govern the automatic grant of Nonemployee Director options on May 20, 1997.

    Each Nonemployee Director option expires upon the first to occur of the following: (i) the first anniversary of the date upon which the optionee ceases to be a Nonemployee Director as a result of death or total disability; (ii) the 90th day after the date upon which the optionee ceases to be a Nonemployee Director for any reason other than death or total disability; or (iii) the tenth anniversary of the date of grant of the Nonemployee Director option.

    The Committee may include provisions in any option conditioning or accelerating the receipt of benefits when specific events occur, including a change of control of the Company. All currently outstanding options contain change of control provisions. The Committee may not include a provision which violates any provision of the Company's charter, or of the Plan itself.

AMENDMENT

    The Board may amend or terminate the Plan, but neither the Board nor the Committee can deprive a recipient of any options granted under the Plan without that person's consent.

FEDERAL TAX CONSEQUENCES

    The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific nature of the grant. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. Recipients of awards are advised to consult their personal tax advisors with regard to all consequences arising from the awards.

    INCENTIVE STOCK OPTIONS. Pursuant to the Plan, employees may be granted options which are intended to qualify as ISO's under the provisions of Section 422 of the Internal Revenue Code. Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

    The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

    NONQUALIFIED STOCK OPTIONS. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an ISO is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will be entitled to a tax deduction equal to such amount. See "Special Rules for Awards Granted to Insiders," below.

    SPECIAL RULES FOR AWARDS GRANTED TO INSIDERS. If an optionee is a director, officer or shareholder subject to Section 16 of the Exchange Act (an "Insider"), the determination of the amount and the timing of income recognition in connection with the exercise of an option generally may be required to be deferred until the expiration of any period during which the Insider would be restricted from disposing of any stock received. Insiders should consult their tax advisors to determine the tax consequences to them prior to exercising options granted to them pursuant to the Plan, including the advisability of making an election under Section 83(b) of the Internal Revenue Code in connection with such exercise.

    MISCELLANEOUS TAX ISSUES. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards made under the Plan.

    With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

    A holder's tax basis in common shares acquired pursuant to the Plan generally will equal the amount paid for the common shares plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the common shares and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period).

    Special rules will apply in cases where a recipient of an Award pays the exercise or purchase price of the Award or applicable withholding tax obligations under the Plan by delivering previously owned common shares or by reducing the amount of shares otherwise issuable pursuant to the Award. The surrender of withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

    The terms of the agreements pursuant to which specific Awards are made to employees under the Plan may provide for accelerated vesting or payment of an Award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such Awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the

Company will be denied any deduction with respect to such payment. Recipients of Awards should consult their tax advisors as to whether accelerated vesting of an Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

    The Company generally obtains a deduction equal to the ordinary income recognized by the recipient of an Award. However, the Company's deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options or restricted stock) may be limited to $1,000,000 (per person) annually.

         SHAREHOLDERS PROPOSALS AT 1998 ANNUAL MEETING OF SHAREHOLDERS

    If a shareholder desires to present a proposal at the Annual Meeting of Shareholders of the Company for the year 1998 (scheduled to be held on May 19, 1998), such proposal must conform with all of the requirements of Rule 14a-8, paragraphs (a), (b), and (c) under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company at 6301 Owensmouth Avenue, Woodland Hills, California 91367 no later than December 19, 1997.

                             ADDITIONAL INFORMATION

    The Annual Report to Shareholders for the year ended December 31, 1996 is being mailed to the shareholders separately from this proxy statement.

    THE COMPANY WILL PROVIDE WITHOUT CHARGE ON WRITTEN REQUEST A COPY OF 20TH CENTURY INDUSTRIES' ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST SHOULD BE DIRECTED TO JOHN B. DE NAULT, CHAIRMAN OF THE BOARD OF 20TH CENTURY INDUSTRIES, 6301 OWENSMOUTH AVENUE, WOODLAND HILLS, CALIFORNIA 91367.

                                 OTHER BUSINESS

    The Company is unaware of any matter to be acted upon at the meeting by shareholder vote except the election of directors, the ratification of the appointment of independent accountants and approval of the amendments to the Stock Option Plan. In the case of any matter properly coming before the meeting for shareholder vote, the proxyholders named in the proxy accompanying this statement shall vote shares held by them in accordance with their best judgment.

April 18, 1997                          JOHN B. DE NAULT, Chairman of the Board
                                        20th Century Industries
                                        6301 Owensmouth Avenue
                                        Woodland Hills, California 91367

Annex

                                 FIRST AMENDMENT

                                       TO

                             20TH CENTURY INDUSTRIES

                             1995 STOCK OPTION PLAN



     The 1995 Stock Option Plan (the "Plan") of 20th Century Industries, a California corporation (the "Company") is hereby amended in the following respects:

1. Paragraph (e) of Section 3 of the Plan is amended and restated to read as follows:

     (e) Notwithstanding any other provision of this Plan, no Employee shall be granted Awards in excess of 100,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof, during any one calendar year.

2. Paragraph (a) of Section 4 of the Plan is amended and restated to read as follows:

     (a) Each year, on the day of the annual meeting of shareholders of the Company (or any adjournment thereof) at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 4,000 Common Shares. Each Nonemployee Director shall automatically be granted a Nonemployee Director Option to purchase 4,000 Common Shares upon appointment to the Board of Directors. In no event shall a Nonemployee Director be granted options for more than 4,000 Common Shares per calendar year.

3. Paragraphs (a) and (b) of Section 5 of the Plan are amended and restated to read as follows.

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 3,600,000, subject to adjustment as provided in Section 8 hereof.

     (b) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 4,000,000, subject to adjustment as provided in Section 8 hereof.

4. In all other respects the 1995 Stock Option Plan, as amended, is hereby ratified, confirmed and approved.

5. This First Amendment shall be effective upon approval, directly or indirectly, by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California, or by written consent of a majority of the outstanding Common Shares.

                       _________________________________________________________
                           WHEN PROXY IS OKAYED PLEASE SIGN & DATE IT ABOVE






                           PLEASE DATE, SIGN AND MAIL YOUR
                         PROXY CARD BACK AS SOON AS POSSIBLE!

                            ANNUAL MEETING OF SHAREHOLDERS
                               20TH CENTURY INDUSTRIES

                                     MAY 20, 1997








                               20TH CENTURY INDUSTRIES
                                        PROXY

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John B. De Nault, Rachford Harris and William L. Mellick as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of 20th Century Industries held of record by the undersigned on April 7, 1997 at the Annual Meeting of Shareholders to be held at the Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California on May 20, 1997 at 10:00 A.M. or any adjournment thereof.

                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

                       _________________________________________________________
                           WHEN PROXY IS OKAYED PLEASE SIGN & DATE IT ABOVE










                   PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A /X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                                WITHHOLD
                                                AUTHORITY
                                         to vote for all nominees
                                FOR           listed in right
 1. Election of Directors      / /                / /


NOMINEES: W. H. Braddock
          S. M. Burke
          J. B. De Nault
          J. B. De Nault, III
          R. S. Foster, M.D.
          R.Harris
          W. L. Mellick
          G. M. Shepard
          A. H. Voss


FOR THE NOMINEES LISTED AT RIGHT WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES EXCEPT AS MARKED TO THE CONTRARY BELOW.

(INSTRUCTION; TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

  2. Proposal to ratify the appointment of Ernst & Young as the independent accountants of the Company for 1997.

                                             FOR         AGAINST        ABSTAIN
                                             / /           / /            / /

  3. Proposal to approve the amendments to the 20th Century Industries 1995 Stock Option Plan described in the Proxy Statement for the 1997 Annual Meeting.

                                             FOR         AGAINST        ABSTAIN
                                             / /           / /            / /

  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING.    / /

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED SHARE   HOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s)_______________________________________________Dated______ , 1997
                            SIGNATURE, IF HELD JOINTLY

NOTE: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administrator, trustee or guardian, please so indicate. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.